EXHIBIT 4.5

DAKOTA COIN AUTHORITY
DAK SECURITIES COIN PURCHASE AGREEMENT

UP TO 1,000,000,000 REGISTERED COINS (SMART CONTRACTS) AT $0.10 PER COIN

THIS SECURITIES COIN PURCHASE AGREEMENT
dated as of the date set forth below, by and between Dakota Coin Authority, an unincorporated body politic of the Flandreau Santee Sioux Tribe of South Dakota, having a principal office at 603 W. Broad Avenue, Flandreau, South Dakota 57028, Flandreau Santee Sioux Reservation (the “Authority”), and the person or entity whose signature appears below (the “Purchaser”).

WITNESSETH:

WHEREAS,
the Authority desires to sell its Registered DAK Securities Coins (the “Coins”) in the aggregate amount of not more than U.S. $100,000,000 to certain persons, including the Purchaser, pursuant to the prospectus dated ____________, 2020, and contained in the Authority’s Form S-1 registration statement, as amended, and filed with the United States Securities and Exchange Commission (“SEC”) (the “Prospectus”); and

WHEREAS,
the Purchaser wishes, to purchase the amount of Coins set forth below, and at a price of $0.10 per Coin; and

WHEREAS
, the Authority will not be able to deliver the Coins until such time as the SEC has declared effective a post-effective or other amendment to the Prospectus in which the offering price has been set at $0.10 per Coin, and the Prospectus as amended otherwise applies to the Coins being offered.

NOW THEREFORE,
the parties agree as follows:

1. PURCHASE.

The undersigned Purchaser, ______________, hereby purchases ________ Coins offered by the Authority at $0.10 per Coin in consideration of the sum of
$
(“Purchase Price”) and submits the total purchase price with this Agreement. No Coins shall be issued to the Purchaser until the entire purchase price is paid and the purchase has been accepted by the Authority.

2. PURCHASER ACKNOWLEDGEMENTS

The Purchaser:

(a)	has been furnished with the Authority’s Prospectus;

(b)	acknowledges the Coins are being purchased by the undersigned as principal for investment only and not with a view to the distribution thereof, and the Purchaser is not participating directly or indirectly in any underwriting of the Coins;

(c)	understands that delivery of the Coins cannot occur until such time as the SEC declares effective an amendment to the Prospectus containing an offer price of $0.10 per share; and

(d)	understands that no market may be available in which to resell the Coins unless and until an exchange obtains appropriate registration from the SEC in order to trade digital smart contracts such as the Coin.

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3. EXECUTION.

3.1
Purchaser
. The Purchaser has executed this Agreement on this ____ day of ____________, 2020.

Delivery Instructions: Please print the address to which you want your securities delivered to
(Signature)
Attn:
Name: Please Print
Name of Addressee
Title/Representative Capacity
Street Address
Name of Company You Represent, if any
City, State Zip Code
Place of Execution
Phone Number (For Overnight Packages)
REGISTERED HOLDER:
Email Address
Exact Name You Want the Security to be Registered to (Please Print Exact Registered Name)

Social Security or Tax ID Number of Purchaser

3.2
The Authority
.

The Coin Purchase Is Accepted this _________ Day of ________________, 2020

DAKOTA COIN AUTHORITY

By: ______________________________
Anthony Reider, President

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